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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                   AMDL, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                 33-0413161
-----------------------                                       ----------------
(State of incorporation                                       (I.R.S. Employer
   or organization)                                          Identification No.)

     2492 WALNUT AVENUE, SUITE 100
           TUSTIN, CALIFORNIA                                   92780-7039
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered

 $.001 PAR VALUE COMMON STOCK                        AMERICAN STOCK EXCHANGE

--------------------------------                  ------------------------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(b) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(c), CHECK THE FOLLOWING BOX. [X]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), CHECK THE FOLLOWING BOX. [ ]

Securities Act registration statement file number to which this form relates:
N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF AMDL'S COMMON STOCK.

     Holders of shares of Registrant's common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

     Registrant's common stock will trade on the American Stock Exchange under the symbol "ADL".

ITEM 2. EXHIBITS.(*)

     None.

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(*) In accordance with the Instructions to Exhibits of this Registration
Statement on Form 8-A, no exhibits are required to be filed as part of this Registration Statement on Form 8-A as filed with the Securities and Exchange Commission.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   AMDL, INC.


Date: September 20, 2001                           By: /s/ GARY L. DREHER
                                                       -------------------------
                                                       Gary L. Dreher, President


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